Exhibit 99.2

Mobiquity Networks Announces Compliance with Google’s Latest Eddystone Beacon for Chrome

Advertisers and Brands Can Deliver Proximity-Based Campaigns to Any Mobile Device Via Google Chrome or iOS Apps, Triggered by Physical Surroundings

GARDEN CITY, N.Y., February 18, 2016 -- Mobiquity Networks, the largest network of retail mall-based mobile advertising beacons in the United States and a wholly owned subsidiary of Mobiquity Technologies, Inc. (OTCQB: MOBQ), announced today that its beacons are now compliant with Google’s latest Eddystone protocol for Chrome.

Mobiquity Networks is bringing the "physical web" to retailers and brands as a turn-key advertising solution. The company will expand the scope of the physical web through its strategic partnerships with premier shopping malls, cinema theaters and publishers so advertisers can quickly scale and turn millions of beacon sightings into advertiser-friendly marketing events. The significance of Mobiquity Networks’ Eddystone beacon compliance is that retailers and advertisers can now engage any mobile device with Google’s Chrome browser installed -- in addition to engaging retailer or other relevant shopping apps.

“Traditional beacon companies build platforms to manage beacon hardware, but at Mobiquity Networks we have also added our turn-key proximity marketing platform on top. Our campaign platform takes beacon location information and turns it into actionable marketing events that can be utilized by the world’s largest advertisers,” said Dean Julia, co-CEO of Mobiquity Networks. “This additional layer, plus the massive scale of our beacon footprint in the U.S., is our unique advantage and is at the core of Mobiquity’s value.”

Mobiquity Networks has exclusive agreements in 475+ premier shopping malls and 300 movie theaters in the U.S to operate its beacon-triggered mobile ad network. The ad network footprint represents 400 million mall shoppers monthly and provides advertisers with the opportunity to deliver targeted marketing messages to shoppers at precisely the right place and time - just as they are deciding which retailers to visit and what brands to buy.

Mobiquity Networks’ beacons will have the ability to broadcast in both iBeacon (Apple) and Eddystone (Google) simultaneously.

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About Mobiquity Technologies:

Mobiquity Networks, is a wholly owned subsidiary of Mobiquity Technologies, Inc. (OTCQB: MOBQ) Mobiquity operates a nationwide location-based mobile advertising network of beacons with exclusive agreements in 475+ premier US shopping malls, reaching more than 400 million shoppers monthly. Coupled with Mobiquity’s integrated suite of leading-edge location based mobile advertising technologies, retail and entertainment brands can execute personalized and contextually relevant mobile ad experiences, driving brand awareness and incremental revenue. Mobiquity’s vision is to build out mobile advertising solutions to create “smart malls” in retail destinations across the U.S. using Bluetooth-enabled iBeacon technology. Visit: www.mobiquitytechnologies.com and www.mobiquitynetworks.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

Media Contacts:

Mobiquity Technologies

Jim Meckley

(516) 256-7766 x222

jim@mobiquitynetworks.com

Renee Newby

Rocket Science PR, for Mobiquity

(415) 464-8110 x213

Mobile: (757) 651-6554

renee@rocketscience.com

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